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                                                                     Exhibit 1.1

                             CompleTel Europe N.V.

                          27,200,000 Ordinary Shares

                            Underwriting Agreement

                                                              New York, New York
                                                                  March   , 2000

Salomon Brothers International Limited
Goldman Sachs International
Merrill Lynch International
Paribas

     As Representatives of the several Underwriters

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013
U.S.A.

Ladies and Gentlemen:

          CompleTel Europe N.V., a limited liability company (naamloze vennootschap, or N.V.) incorporated under Dutch law, with its corporate seat at Amsterdam, The Netherlands (the "Company"), proposes to sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, ordinary shares (the "Ordinary Shares"), [_]0.10 nominal value per Ordinary Share, of the Company (said Ordinary Shares to be issued and sold by the Company being hereinafter called the "Underwritten Shares"). The Company also proposes to grant to the Underwriters an option to purchase up to 4,080,000 additional Ordinary Shares to cover overallotments (the "Option Shares" and together with the Underwritten Shares, the "Shares").

          The offering of Shares by the Underwriters is expected to comprise an offering of Shares to institutional investors and other purchasers under applicable exemptions outside the United States and to retail investors in France in reliance on Regulation S under the Act and an offering through selling agents designated by the Underwriters of Shares in the United States (the "Global Offering").

          As part of the Global Offering contemplated by this Underwriting Agreement, the Underwriters have agreed to reserve up to 2,000,000 Shares out of the Global Offering for sale to employees, officers or directors of, or persons otherwise associated with and identified


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by, the Company and its Subsidiaries (collectively, "Participants"), as set forth in the Prospectuses under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by the Underwriters pursuant to the Directed Share Program (the "Directed Shares") will be sold by them at the initial public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the Business Day on which the Underwriting Agreement is executed will be offered for sale by the Underwriters as set forth in the Prospectuses and the Agreement Among Underwriters.

          Madison Dearborn Partners and LPL Telecom, Europe, L.P. have indicated their intent to purchase Ordinary Shares in the offering for an aggregate purchase price of $34 million.

          The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate.

          Certain terms used in this Underwriting Agreement are defined in
Section 21 hereof.

          1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a) The Company has filed with the Commission a registration statement (file number 333-30834) on Form F-1, including the related U.S. Preliminary Prospectus, for the registration under the Act of the offering and sale of the Shares. The Company has filed one or more amendments thereto, including the related U.S. Preliminary Prospectus, which have previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of the Registration Statement, a further amendment to the Registration Statement (including the form of U.S. Prospectus) or (2) after the Effective Date of the Registration Statement, the U.S. Prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in the Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Registration Statement and the U.S. Prospectus with respect to the Shares and the offering thereof. As filed, such amendment and form of final U.S. Prospectus, or such U.S. Prospectus, as the case may be, shall contain all Rule 430A Information, together with all other such required information, with respect to the underlying Shares and the offering thereof, and, except to the extent the Representatives shall agree to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other
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     changes (beyond that contained in the latest U.S. Preliminary Prospectus)
     as the Company has advised you, prior to the Execution Time, will be included or made therein.

          It is understood that three forms of prospectuses are to be used in connection with the Global Offering and sale of the Shares: a U.S. Prospectus relating to the Shares which are to be offered and sold to United States and Canadian persons, an International Prospectus relating to the Shares which are to be offered and sold to persons other than United States, Canadian or French persons, and a French Prospectus relating to the Shares which are to be offered and sold to French persons. The U.S. Prospectus and the International Prospectus are identical except for the outside front cover page, page ii of the International Prospectus (which is not included in the U.S. Prospectus) and the outside back cover page.

          (b) On the Effective Date, the Registration Statement did or will, and when the U.S. Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in this Underwriting Agreement) and on any date on which Option Shares are purchased, if such date is not the Closing Date (a "settlement date"), the U.S. Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not and will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto), in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto). It is understood that the information that has been furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, Preliminary Prospectuses or the Prospectuses is limited to (A) the names of the Underwriters and their respective participation in the sale of the Shares as set forth in the two charts under the heading "Underwriting" in the Preliminary Prospectuses or Prospectuses, (B) the statements set forth in the last paragraph on the front cover page of the Preliminary Prospectuses or Prospectuses regarding delivery of the


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     Shares and (C) the statements set forth in the chart in paragraph one, the last sentence of the second paragraph, the penultimate sentence of the seventh paragraph, the last sentence of the eighth paragraph and the statements set forth in the third, fifth, eleventh, twelfth and twenty-first (which information has been furnished in writing on behalf of Paribas only) paragraphs under the heading "Underwriting" in the Preliminary Prospectuses or Prospectuses.

          (c) The Company has filed a preliminary prospectus (the "French Preliminary Prospectus") with the Commission des Operations de Bourse ("COB") established in accordance with the Ordinance of September 28, 1967 establishing the Commission des Operations de Bourse, as amended, and any other applicable requirements of French law (the "French Securities Laws"). The French Preliminary Prospectus has been approved by the COB and the Ordinary Shares have been approved for listing on the Premier Marche of the Paris Bourse. Prior to the Closing Time, the Company will file a prospectus (the "French Final Prospectus" and together with the French Preliminary Prospectus, the "French Prospectuses") with the COB and will receive approval therefor. The International Prospectus filed with the French Preliminary Prospectus, and to be filed with the French Final Prospectus, is and will be wholly incorporated and made a part of the French Prospectuses through its filing therewith. To the extent that the French Preliminary Prospectus summarizes information contained in the Registration Statement, and to the extent that the French Final Prospectus will summarize information contained in the Registration Statement, such summaries fairly summarize and will fairly summarize the summarized portions of the Registration Statement to which they relate. The French Prospectuses do not contain any material information which is not contained in the Registration Statement.

          (d) Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction in which it is incorporated with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), assets, earnings, results of operations, business affairs, business prospects or properties of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

          (e) Except as described in the Prospectuses, all the outstanding shares in the capital of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and all the outstanding shares of capital stock of the


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     Subsidiaries are beneficially owned by the Company free and clear of any perfected security interests, liens or encumbrances.

          (f) The Company's authorized, issued and outstanding equity capitalization is as set forth in the Prospectuses. The outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and non-assessable. The Shares being sold under this Underwriting Agreement by the Company have been duly and validly authorized, and, when issued and delivered to the Underwriters in accordance with this Underwriting Agreement, will be validly issued, fully paid and non-assessable. The certificates for the Shares comply with Dutch law. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Shares. Except as disclosed in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The Shares are freely transferable by the Company to or for the account of the several Underwriters, their designees and the initial purchasers thereof, and except as set forth in the Prospectuses there are no restrictions on subsequent transfers of the Shares.

          (g) The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses. The articles of association described in the Prospectuses under the heading "Description of Capital Stock" were adopted by the Company's shareholders on March [ ], 2000 and are in full force and effect.

          (h) The statements in the Prospectuses under the heading "Taxation" fairly summarize the matters therein described.

          (i) This Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Underwriters) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (j) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the description of each such contract, franchise or document in the Prospectuses is a fair description thereof in all material respects; and each such franchise, contract or other document to which the Company is a party, assuming due authorization, execution and delivery thereof by all parties thereto, is enforceable against the Company in accordance with


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     its terms and is in full force and effect and to the Company's best knowledge, is a legal, valid and binding obligation of the other parties thereto.

          (k) No consent, approval, authorization, filing with or order of any court or governmental or regulatory agency or body is required under Dutch, French or U.S. federal law or the laws of any state or political subdivision thereof in connection with the transactions contemplated in this Underwriting Agreement, except (i) such as have been obtained or made or, (ii) such as may be required under the blue sky or similar laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in this Underwriting Agreement and the Prospectuses.

          (l) Neither the issue and sale of the Shares, the consummation of any other of the transactions contemplated in this Underwriting Agreement, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the articles of association of the Company or the constituent documents of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, permit, license, franchise or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties, except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate have (A) a material adverse effect on the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) a Material Adverse Effect.

          (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "1940 Act") or an investment institution as defined in the Dutch Act on the supervision of investment institutions (Wet toezicht beleggingsinstellingen).

          (n) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights that have been validly waived.


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          (o)  The consolidated historical financial statements and schedules of the Company and the Subsidiaries (including the related notes) included in the Registration Statement and the Prospectuses present fairly in all material respects the financial condition, results of operations, changes in financial position and cash flows as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as otherwise noted therein). The summary and selected financial data included in the Registration Statement and the Prospectuses fairly present in all material respects, on the basis stated in the Registration Statement and the Prospectuses, the information included therein. The pro forma financial statements included in the Prospectuses and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and the events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectuses and the Registration Statement. The pro forma financial statements included in the Prospectuses and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

          (p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have (i) a material adverse effect on the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated herein or (ii) a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (q) Each of the Company and the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. Any real property and buildings held under lease by the Company or any of the Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any of the Subsidiaries, in each case except as described in or contemplated in the Prospectuses.


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          (r)  Neither the Company nor any of the Subsidiaries is in violation or default of (i) any provision of its articles of association or other constituent documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties, except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate, have (A) a material adverse effect on the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) a Material Adverse Effect.

          (s) Arthur Andersen LLP, who have certified certain financial statements of the Company and the Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (t) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Underwriters.

          (u) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates and other authorizations issued by the appropriate Dutch, U.S., federal and state regulatory authorities, or foreign national and local governmental or regulatory authorities necessary to conduct its business as currently conducted, except in any case in which the failure so to possess any such license, permit, certificate or other authorization would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, permit, certificate or authorization which, singly or in the aggregate, if the subject of an unfavorable decision ruling or findings, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectuses (exclusive of any supplement thereto).


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          (v)  No labor dispute with the employees of the Company or any of the
     Subsidiaries exists or, to the Company's best knowledge, is threatened, and the Company is not aware of any existing labor disturbance by any of its or any of the Subsidiaries' employees, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (w) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not have a Material Adverse Effect; each of the Company and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that either the Company or any of the Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (x) None of the Company's Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or the other Subsidiary, except as described in or contemplated in the Prospectuses.

          (y) The Company and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trademarks, service marks, trade and service mark registrations, trade names, licenses, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted, and as described in the Prospectuses, except where the failure to so own, possess, license or have other rights to use the Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from the ordinary course of business and, except as disclosed in the Prospectuses, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with)


                                      -9-
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     asserted rights of others with respect to any of such intellectual property which, if such assertion of infringement or conflict were sustained, would result in any Material Adverse Effect.

          (z) The Company has taken such investigatory and remediary action to confront the Year 2000 Problem as it deemed necessary and based on this action the Company has no reason to believe, and does not believe, that the Year 2000 Problem has had or will have a Material Adverse Effect or has resulted or will result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind is not functioning or will not function, in the case of dates or time periods occurring after December 31, 1999, at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

          (aa) The Company has filed all Dutch, U.S., foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (bb) No Underwriter or holder of Shares is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in The Netherlands solely by reason of the execution, delivery, consummation or enforcement of this Underwriting Agreement.

          (cc) Each of the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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          (dd)  The Company represents and warrants that (i) the Registration
     Statement, the Prospectuses and the Preliminary Prospectuses comply and in the case of France, the French Preliminary Prospectus and the French Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of jurisdictions in which such prospectuses, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of jurisdictions in which the Directed Shares are offered outside the United States.

          (ee) The Company and the Subsidiaries are (i) to the Company's knowledge, in compliance with any and all Dutch, U.S., foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") applicable to conduct their respective businesses, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectuses.

          (ff) Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate (other than any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA) and each such plan (other than any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA) is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Federal Revenue Code of 1986, as amended and such regulations and published interpretations, except where such failure to fulfill or such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of

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     ERISA, except such as would not, individually or in the aggregate, have a
     Material Adverse Effect.

          (gg) The Subsidiaries are (i) the only significant subsidiaries of the Company as defined by Rule 1.02 of Regulation S-X or (ii) all of the Company's subsidiaries whose property, assets, rights or operations are material to the business, condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole.

          (hh) The statistical and market-related data included in the Registration Statement, the Prospectuses and the Preliminary Prospectuses (the "Primary Offering Materials") and any further amendments or supplements thereto prior to Closing (the "Supplemental Offering Materials," and together with the Primary Offering Materials, the "Offering Materials") are based on or derived from independent sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

          (ii) None of the Company, its Subsidiaries or any of their properties or assets has immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment in aid of execution, executing or otherwise) under the laws of The Netherlands or other applicable laws.

          (jj) To ensure the legality, validity, enforceability or admissibility into evidence of this Underwriting Agreement or any other document to be furnished thereunder, it is not necessary that this Underwriting Agreement, or any other document be filed or recorded with any court or other authority in The Netherlands or any other jurisdiction.

          (kk) The Company has the power to submit and on the Closing Date will have taken all necessary corporate action to submit to the non-exclusive jurisdiction of the federal and state courts in New York City, New York, and to waive immunity in respect of this Underwriting Agreement and such submission will be binding upon the Company.

          (ll) Any certificate signed by any officer of the Company or any of the Subsidiaries, in his or her capacity as a managing director or as an officer of the Company or any of the Subsidiaries, and delivered to you or counsel for the Underwriters in connection with this Underwriting Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          1A. Representations and Warranties of the Underwriters. Each of the Underwriters represents and warrants to, and agrees with, the Company as set forth below in this Section 1A.

          (a)(i) It has not offered or sold and, prior to the date six months after the closing date for the sale of the Shares to the Underwriters, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986, and (iii) it has and will distribute any document relating to the Shares in the United Kingdom only to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be distributed.

          (b)(i) It has only offered and sold and will only offer and sell Shares in the Federal Republic of Germany in accordance with the provisions of the Securities Sales Prospectus Act of December 13, 1990, as amended (Wertpapier-Verkaufsprospektgesetz) and any other laws applicable in the Federal Republic of Germany governing the issue, sale and offering of securities and (ii) any resale of Shares in the Federal Republic of Germany will only be made in accordance with the provisions of the Securities Sales Prospectus act and any other laws applicable in the Federal Republic of Germany governing the sale and offering of securities.

          (c)(i) The sale of the Shares in the Republic of Italy shall be effected in accordance with all Italian securities, tax and other applicable laws and regulations, and (ii) it will not offer, sell or deliver any Shares or distribute copies of this prospectus or any other document relating to the Shares in the Republic of Italy unless such offer, sale or delivery of the Shares or distribution of copies of this prospectus or any other document relating to the Shares in the Republic of Italy is:
     (x) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 dated September 1, 1993 ("Decree No. 385"), Legislative Decree No. 58 dated February 24, 1998, Commissione Nazionale per le Societa e la Borsa Regulation No. 11971 dated May 14, 1999 and any other applicable laws and regulations, (y) in compliance with Article 129 of Decree No. 385 and the implementing instructions of the Bank of Italy, pursuant to which the issue, trading or placement of securities in Italy is subject prior to notification to the Bank of Italy, unless an exemption applies, and (z) in compliance with any other applicable notification requirement or limitation which may be imposed by Commissione Nazionale per le Societa e la Borsa or the Bank of Italy or any other Italian regulatory authority.

          2.  Purchase and Sale.
              -----------------

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of
US$       per Ordinary Share with respect to Ordinary Shares sold in the United
States and       per Ordinary Share with respect to Ordinary Shares sold
outside the United States, the amount of Underwritten Shares set forth opposite such Underwriter's name in Schedule I to this Underwriting Agreement.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company hereby grants an option to the several Underwriters to purchase,
severally and not jointly, up to              Option Shares at the same
purchase price per Ordinary Share as the Underwriters shall pay for the Underwritten Shares. Said option may be exercised to cover sales of Ordinary Shares in excess of the number of Underwritten Shares. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectuses upon written or telegraphic notice by Salomon Brothers International Limited and Goldman Sachs International (the "Joint Global Coordinators") to the Company setting forth the number of shares of the Option Shares as to which the several Underwriters are exercising the option and the settlement date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by the several Underwriters as the percentage such Underwriter is purchasing of the total Underwritten Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3. Delivery and Payment. Delivery of and payment for the Underwritten Shares and the Option Shares (if the option provided for in
Section 2(b) hereof shall have been exercised on or before the 2nd Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time,
on           , 2000, or such later date not later than          Business Days
after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called in this Underwriting Agreement, the "Closing Date"). Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same day funds to the accounts specified by the Company.

          If the option provided for in Section 2(b) hereof is exercised after the 2nd Business Day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives any Option Shares not delivered to the depositary or its nominee pursuant to the deposit agreement in such names and denominations as the Representatives shall have requested against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of U.S. dollars and payable in same day funds to the accounts specified by the Company. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public in the United States and France as set forth in the Prospectuses.

          5. Agreements. (I) The Company and the several Underwriters agree that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. The Company will promptly file, if not previously filed, the French Final Prospectus with the COB, and will use its best efforts to obtain prior to the Closing Time the final approval therefor. Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the U.S. Prospectus or any Rule 462(b) Registration Statement or any amendment or supplement to the French Final Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the U.S. Prospectus is otherwise required under Rule 424(b), the Company will cause the U.S. Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the U.S. Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any

     Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when the French Final Prospectus has been filed with the COB and when the final approval therefor has been obtained, (4) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement or the French Final Prospectus shall have been filed or become effective, (5) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the U.S. Prospectus or for any additional information or of any request by the COB or the ParisBourseSBF S.A. (the "ParisBourse") or their respective staffs for any amendment of the French Final Prospectus, or for any supplement to the French Final Prospectus or for any additional information, (6) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (7) of the issuance of any stop order or similar instruction from the COB or the ParisBourse with respect to the offering of the Shares or the use of the French Final Prospectus, (8) when the dispensation pursuant to Section 4 of the 1995 Act on the supervision of the securities trade (Wet toezicht effectenverkeer 1995) has been granted and (9) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the U.S. Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the U.S. Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event; (2) prepare and file with the Commission and with the COB, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemental U.S. Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to the Representatives an earnings statement or statements covering the 12 month period ending December 31, 2000 of the Company and the

     Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each U.S. Preliminary Prospectus and U.S. Prospectus and any supplement thereto as the Representatives may reasonably request.

          (e) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares, provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

          (f) Except pursuant to this Underwriting Agreement, the Company will not, without the prior written consent of the Joint Global Coordinators offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Shares or any securities convertible into, or exercisable, or exchangeable for, Shares; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Underwriting Agreement, provided, however, that the Company may issue and sell Shares pursuant to any employee stock option plan or stock ownership plan and may file a Form S-8 with respect thereto.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the fees and expenses of its counsel (including local counsel), and accountants in connection with the issuance of the Shares, (ii) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, the French Preliminary Prospectus, the French Final Prospectus, and each amendment or supplement to any of them and mailing and delivering (including postage, air freight charges and charges for counting and packing) copies thereof to the initial purchasers and dealers; (iii) all of the Company's and its representatives' (but excluding the Underwriters') expenses relating to the road show for the offering of the Shares, including the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; provided that in any event all expenses relating to any chartered or private airplane shall be borne by the Company; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the Premier Marche of the ParisBourse and The Nasdaq National Market, Inc., respectively; (vi) any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof); (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance by the Company of its obligations under this Underwriting Agreement.

          (i) The Company agrees that, in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Brothers International Limited will notify the Company in writing as to which Participants will need to be so restricted. The Company will direct the removal of the transfer restrictions upon the expiration of such period of time.

          (j) The Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Underwriting Agreement and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM New York City time on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the U.S. Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the U.S. Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b)  The Company shall have filed the French Final Prospectus with
     the COB no later than [                   ] following the determination of
     the public offering price and shall have received final approval from the
     COB of the French Final Prospectus by no later than [                ]
     following the date of determination of the public offering price, and no stop order or similar instruction from the COB or the ParisBourse with respect to the offering of the Shares or the use of the French Final Prospectus shall have been issued.

          (c) The Company shall have requested and caused Stibbe Simont Monahan Duhot, special Netherlands counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters to the effect that:

               (i) the Company has been duly incorporated and is validly existing under the laws of The Netherlands as a legal entity in the form of a "naamloze vennootschap";

               (ii) the Company has an authorized capitalization as set forth in the Prospectuses and the Underwritten Shares have been duly authorized and validly issued in accordance with the laws of The Netherlands and the provisions of the articles of association applicable thereto and are fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights;

               (iii) the Option Shares have been duly authorized and will, when issued by the Company in a manner and on the terms as referred to in this Agreement, be validly issued in accordance with the laws of The Netherlands and the provisions of the articles of association applicable thereto, and subject to the payment by the Underwriters for Option Shares and the manner and on the terms as referred to in this Agreement, will be fully paid and non-assessable, and the issuance of such shares will not be subject to any pre-emptive or similar rights.

               (iv) according to shareholders' register of the Company the Shares are free of rights of pledge ("pandrecht") or rights of usufruct ("vruchtgebruik");

               (v) the Company has the corporate power and authority to enter into and perform the obligations on its part to be performed under this Agreement, and the Company has the corporate power and authority to conduct its business as described in the Prospectuses;

               (vi) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations thereunder have been duly authorized by the Company;

               (vii) to the extent governed by the laws of The Netherlands, this Agreement has been duly executed and delivered by the Company;

               (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement do not violate any provisions of the law of The Netherlands or any of the provisions of the articles of association of the Company;

               (ix) in order to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, it is not necessary that it be filed, recorded or enrolled with any public authority, governmental agency or governmental department of The Netherlands (excluding, for the avoidance of doubt, a court in connection with legal proceedings insofar as the enforceability and admissibility in evidence are concerned), or that any stamp, registration or similar tax or charge be paid in The Netherlands, except for certain court fees in connection with legal proceedings;

               (x) the choice of New York law as the law expressed to be governing this Agreement will be recognized as the law governing this Agreement and accordingly the courts of The Netherlands should apply New York law as the law expressed to be governing this Agreement;

               (xi) the submission to the jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") and/or the irrevocable waiver of any objection to the laying of venue of a proceeding in such court and of any immunity to jurisdiction of such court, to which it is or may become entitled, will, according to the courts of The Netherlands duly applying New York law as the law governing this Agreement (including such submission and waiver), be valid and binding on the Company; and, except as described in the Prospectus, a judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Underwriting Agreement would be enforceable against the Company in the courts of The Netherlands;

               (xii) all authorizations, consents or approvals of, or registrations or filings with, any governmental department or regulatory authority of or within The Netherlands which are required for the offer of the Shares have been obtained or made and are in full force and effect;

               (xiii) the statements as to the laws of The Netherlands and the articles of association of the Company, in the Prospectus under the headings "Management --Supervisory Board and Board of Management," "Description of Capital Stock" (except for the statements under the subheadings "-- Description of equity registration and other rights" and "--private equity investors' registration rights" and "Share Certificates and Transfer," are correct in all material respects and the Shares conform to the description of the Shares in such statements and the articles of association of the Company;

               (xiv)   the Board of Management of the Company has in its
     resolutions on       , 2000 validly resolved to exclude the pre-emptive
     rights of shareholders in respect of the issue of the Shares by the Company and no other action is required to exclude such pre-emptive rights;

               (xv) the statements in the Prospectuses under the caption "Taxation --Netherlands Taxation" fairly and accurately summarize the material tax laws and regulations referred to therein;

               (xvi) except as described or disclosed in the Registration Statement, no capital duty, stamp duty or other issuance or transfer taxes or duties are payable in The Netherlands in connection with or as a result of the sale and delivery of the Shares by the Company to or for the respective account of the Underwriters or to any purchasers procured by the Underwriters, in either case in the matter contemplated herein or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated herein;

               (xvii) neither the issue and sale of the Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the articles of association of the Company or its Dutch subsidiaries, or (ii) any statute, law, rule, regulation or, to the best of such counsel's knowledge, judgment, order or decree applicable to the Company or its subsidiaries of any Netherlands court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties; and

               (xviii) to the best of such counsel's knowledge and other than as set forth in any Prospectus, there are no legal or governmental proceedings pending in The Netherlands to which the Company or any of its Dutch subsidiaries is a party or of which any property of the Company or any of its Dutch subsidiaries is the subject which, if determined adversely to the Company or any of its Dutch subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by any Dutch governmental agency or threatened by others.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of Holme Roberts & Owen LLP and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; provided, however, that all such certificates shall be reasonably satisfactory to the Representatives in all material respects and attached to such counsel's opinion. References to the Prospectuses in this paragraph (c) include any supplements thereto at the Closing Date.

          (d) The Company shall have requested and caused Oppenhoff and Radler, German counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters opining that:

               (i)    the Offering Materials comply, with any applicable
     German laws or regulations concerning the distribution of offering materials in connection with the offering of Ordinary Shares to employees of CompleTel GmbH; except for the Offering Materials, no information or other materials are required to be delivered to employees of CompleTel GmbH in connection with the offer, sale and issuance of Ordinary Shares to employees of CompleTel GmbH;

               (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court in Germany, other than such as have been obtained, is necessary in connection with the offer, sale and issuance of Ordinary Shares to employees of CompleTel GmbH;

               (iii) the offer, sale and issuance of the Directed Shares to employees of the Company and its subsidiaries will not conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties;

               (iv)   CompleTel GmbH is duly incorporated under German law;

               (v) the issued share capital of CompleTel GmbH amounts to 39,509,350 divided into 3 shares of 12,800, 12,800 and 39,483,750, respectively each, that all of such shares are owned by CompleTel Holding I B.V.;

               (vi) to such counsel's knowledge based solely on a review of the articles of association and share accounts, the issued share capital of CompleTel GmbH (a) has been validly issued and the nominal cash amounts to be contributed have been paid to CompleTel GmbH's accounts, and (b) has not been issued in violation of any pre-emptive or similar rights;

               (vii) except as described below, the shares comprising the issued share capital of CompleTel GmbH are, based only on our review of the articles of association of CompleTel GmbH and the share accounts of CompleTel GmbH, free and clear of any security interests, claims, liens, encumbrances or restrictions on transferability or voting;

                       (A) Pursuant to a notarial deed, roll of deeds A/Prot, of the notary Stephan Cueni (Basle, Switzerland) the shares comprising the issued share capital of CompelTel GmbH are fully pledged in favor of certain banks and financial institutions in order to secure their respective claims under a 265 million credit agreement dated January 6, 2000 (the "Credit Agreement"). The share pledge extends to all present and future rights to receive dividends in relation to the shares. The voting rights remain with the shareholder of CompleTel GmbH. The shares may not be transferred to third parties without the prior written consent of the banks.

               (viii) except as set forth in the Prospectuses and except as would not have a Material Adverse Effect, CompleTel GmbH has full power and capacity to own, lease and operate its properties and conduct its business in Germany and the class 3 license and class 4 license granted by the Regulierungsbehorde fur Telekommunikation und Post (the "German Licenses") obtained by CompleTel GmbH allow CompleTel GmbH to deploy and operate its network and services in certain areas in Germany as set out in the Prospectuses;

               (ix) to such counsel's knowledge, CompleTel GmbH has not received any notice of proceedings relating to the suspension or revocation of the German Licenses which, individually or in aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect on the German Licenses; and

               (x) the statements in the Prospectuses to the extent Germany is concerned under the headings "Prospectus Summary", "Risk Factors--We may not be able to obtain and maintain licenses, permits, rights-of-way and leased capacity to successfully build and operate our business", "Risk Factors--Our need to comply with extensive government regulation and licensing requirements could increase our costs and slow our growth", "Business--Regulation--Overview" and "--Germany" fairly summarize the status of German telecommunications regulatory matters with respect to CompleTel GmbH.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials; provided, however, that all such certificates and statements shall be reasonably satisfactory to the Representatives in all material respects and attached to such counsel's opinion.

          (e) The Company shall have requested and caused Holme Roberts & Owen International Limited, U.K. counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives opining that

               (i) the Primary Offering Materials comply, and the Supplemental Offering Materials will comply, with any applicable U.K. laws or regulations concerning the distribution of Offering Materials in connection with the Directed Share Program for the offer, sale and issuance of Directed Shares to employees of the Company and its U.K. subsidiaries; except for the Offering Materials, no information or other materials are required to be delivered to participants in the Directed Share Program in connection with the offer, sale and issuance of Directed Shares to employees of the Company and its subsidiaries in the U.K.

               (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court in the U.K., other than such as have been obtained, is necessary in connection with the offer, sale and issuance of Directed Shares to employees of the Company and its subsidiaries in the U.K.;

               (iii) Each of Completel UK Limited and iPcenta Limited (the "U.K. Subsidiaries") is a company duly incorporated and existing with limited liability under the laws of England and has, pursuant to its memorandum of association, the full requisite power and authority to own, lease and operate its properties and conduct its business as described under the headings "Prospectus Summary" and "Business" in the Prospectuses;

               (iv) The authorized share capital of iPcenta Limited is (Pounds)250,000 divided into ordinary shares authorised to be issued of (Pounds)1 each, of which one share has been issued and fully paid up to date. The authorised share capital of CompleTel UK Limited is (Pounds)50,000,000 divided into 50,000,000 ordinary shares of (Pounds)1 each, of which 2 ordinary shares have been issued and fully paid up to date. To such counsel's knowledge based on a review of the respective articles of association and share accounts, all such issued shares are fully paid and were not issued in violation of any pre-emptive or similar rights in respect of the share capital of CompleTel UK Limited or iPcenta Limited. Except as set out in the Prospectuses and to the best of such counsel's knowledge, all issued shares in the share capital (i) of CompleTel UK Limited are owned by CompleTel Holdings I B.V. and (ii) of iPcenta Limited are owned by CompleTel UK Limited and, in each case, are (subject to the pledges pursuant to the Credit Agreement free and clear of any security interests, claims, liens, encumbrances, or restrictions on transferability (other than those imposed under the Companies Act 1985 (as amended or substituted from time to time) or voting;

          (f) the Company shall have requested and caused Denton Wilde Sapte, U.K. regulatory counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, opining that:

               (i) a license dated January 11, 1999 issued by the Secretary of State for Trade and Industry under section 7 of the Telecommunications Act 1984 ("the PTO Licence") and a standard International Simple Voice Resale License under the Telecommunications Act 1984 (the "ISVR License") (together the "U.K. Licenses") have been granted to CompleTel UK Limited;

               (ii) the UK Licenses provide all the necessary regulatory and statutory authority which CompleTel UK Limited would require to perform its business as the provider of telecommunications services, including Internet-related services, in the United Kingdom as described in the Prospectuses. To the extent that CompleTel UK Limited and or iPcenta operates such services as are authorized under a class license, CompleTel UK Limited and iPcenta are authorized under a class license to provide publicly available telecommunications services in the United Kingdom without making an application;

               (iii) the Department for Trade and Industry (the "DTI"), has confirmed verbally that they have not issued any notice of proceedings relating to the revocation or modification of either of the UK Licenses or any class license which may apply to CompleTel UK Limited, other than in the course of modification of similar licenses for reasons of legislative or regulatory reform, and have confirmed that they have not received any recommendation from the Director of the Office of Telecommunications ("OFTEL") to revoke or modify the UK Licenses or a class license (other than as described above), the DTI and OFTEL being the relevant telecommunications and licensing authorities. The DTI have also confirmed verbally that based on the changes in the shareholders of CompleTel UK Limited, provided CompleTel UK Limited complies with its obligations under the UK Licenses and the class license, no grounds for revocation exist;

               (iv)   except for the changes to the Shareholding of CompleTel
     UK Limited referred to in paragraph (iii) above and discussed therein, to such counsel's knowledge, no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination of either of the Licenses or a class license or would result in any other material impairment of the rights of CompleTel UK Limited as the holder of the UK Licenses or a class license;

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials; provided, however, that all such certificates and statements shall be reasonably satisfactory to the Representatives in all material respects and attached to such counsel's opinion.

          (g) The Company shall have requested and caused Stibbe Simont Monahan Duhot, French counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, opining that:

               (i) CompleTel S.A.S. is duly incorporated under French law and is validly existing as a societe par actions simplifiee;

               (ii) except as set forth in the Prospectuses and except as would not have a Material Adverse Effect, CompleTel S.A.S. has full power and capacity to own, lease and operate its properties and conduct its business in France and the licenses granted pursuant to a decision of the French Ministry in charge of Telecommunications dated November 17, 1998 and published in the French "Journal Officiel de la Republique Francaise" date December 13, 1998, the authorization to establish and operate a public network and provide public telephone services as defined under Articles L.32, L.33 and L.34 of the CPT (the"Authorization") obtained by CompleTel S.A.S. allows CompleTel S.A.S. to deploy and operate its network and services in in the French markets set out in the Prospectuses;

               (iii) the issued share capital of CompleTel S.A.S. amounts to FF 342,392,800 divided into 3,423,928 ordinary shares of FF 100 each, that 3,406,370 of such shares are owned by CompleTel Holding I BV, 17,500 of such shares are owned by CompleTel Holding II BV and that 58 shares of such shares are owned by CompleTel SPC;

               (iv) to such counsel's knowledge, based on a review of the articles of association and share accounts, the issued share capital of CompleTel S.A.S. has been validly issued and is fully paid up and has not been issued in violation of any pre-emptive or similar rights;

               (v) except as described in the Prospectus, the shares comprising the issued share of CompleTel S.A.S. are, based on a review of the articles of association of CompleTel S.A.S. and the share accounts of CompleTel S.A.S., free and clear of any security interests, claims, liens, encumbrances or restrictions on transferability or voting;

               (vi) to such counsel's knowledge, CompleTel S.A.S. has not received any notice of proceedings relating to suspension or revocation of the Authorization which, individually or in aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect on the Authorization;

               (vii) the statements in the Prospectus to the extent they relate to France under the headings "Prospectus Summary", "Risk Factors" -- We may not be able to obtain and maintain licenses, permits, rights-of-way and leased capacity to successfully build and operate our business", "Risk Factors -- Our need to comply with extensive government regulation and licensing requirements could increase our costs and slow our growth", "Business -- Regulation -- Overview" and "-- France" fairly summarize the status of France telecommunications regulatory matters with respect to CompleTel S.A.S.;

               (viii) CompleTel S.A.S. has full power and capacity to own, lease and operate its properties and conduct its business in France;

               (ix) CompleTel Services S.A.S. is duly incorporated under French law and is validly existing as a societe par actions simplifiee;

               (x) the issued share capital of CompleTel Services S.A.S. amounts to FF 250,000 divided into 2,500 ordinary shares of FF 100 each. 2,499 of which are owned by CompleTel Holding I BV and 1 of which is owned by CompleTel Holding II BV;

               (xi) to such counsel's knowledge, based on a review of the articles of association and share accounts, the issued share capital of CompleTel Services S.A.S. has been validly issued and is fully paid up and has not been issued in violation of any pre-emptive or similar rights;

               (xii) except as described in the Prospectus, the shares comprising the issued share capital of CompleTel Services S.A.S. are, based on a review of the articles of association of CompleTel Services S.A.S. and share accounts of CompleTel S.A.S., free and clear of any security interests, claims, liens, encumbrances or restrictions on transferability or voting;

               (xiii) CompleTel Services S.A.S. has full power and capacity to own, lease and operate its properties and conduct its business in France; (xiv) Acces et Solutions Internet S.A.R.L. is duly incorporated under French law;

               (xv) the issued share capital of Acces et Solutions Internet S.A.R.L. amounts to FF 125,000 divided into 125 ordinary shares of FF 1,000 each all of which are owned by CompleTel S.A.S.;

               (xvi) to such counsel's knowledge, based on a review of the articles of association and share accounts, the issued share capital of Acces et Solutions Internet S.A.R.L. has been validly issued and is fully paid up and has not been issued in violation of any pre-emptive or similar rights;

               (xvii) except as described in the Prospectus, the shares comprising the issued share capital of Acces et Solutions Internet S.A.R.L. are, based on a review of the articles of association of Acces et Solutions Internet S.AR.L. and share accounts of Acces et Solutions Internet S.A.R.L., free and clear of any security interests, claims, liens, encumbrances or restrictions on transferability or voting; and

               (xviii) Acces et Solutions Internet S.A.R.L. has full power and capacity to own, lease and operate its properties and conduct its business in France.

          (h) The Company shall have furnished to the Representatives the opinion of Shearman & Sterling, French securities law counsel for the Company, dated the Closing Date and addressed to the Representatives, opining that:

               (i) on the dates that the French Preliminary Prospectus and the French Final Prospectus received visas from the COB, respectively they conformed as to form in all material respects to the requirements of the French Securities Laws;

               (ii) the International Prospectus filed with the French Prospectuses is wholly incorporated and made a part of the French Prospectuses through its filing therewith;

               (iii) to the extent that the French Prospectuses summarize information contained in the International Prospectus, such summaries fairly summarize the sections of the International Prospectus to which they relate;

               (iv) the French Final Prospectus has been filed with the COB and has received the final approval thereof; the Shares have been approved for listing on the Premier Marche of the Paris Bourse; no opposition to listing has been notified by the COB with respect to the offering of Shares; and

               (v) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the French Securities Laws in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained.

          In rendering such opinion, such counsel may rely as to matters of fact on the representations of the Company contained in Section 1 hereof and, to the extent they deem proper, on certificates of responsible officers of the Company and public officials; provided, however, that all such certificates and statements shall be reasonably satisfactory to the Representatives in all material respects and attached to such counsel's opinion.

          (i) The Company shall have furnished to the Representatives the opinion of Holme Roberts & Owen LLP, United States counsel for the Company, dated the Closing Date and addressed to the Representatives, opining that:

               (i) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any United States Federal or Colorado court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

               (ii) to the knowledge of such counsel, except as could not be reasonably expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of or default under (i) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any Colorado court or United States federal court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries, or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement or the Company's registration statement on Form S-4 (File No. (333-82305) to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound;

               (iii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

               (iv) to the extent governed by the laws of the State of New York, this Agreement has been duly executed and delivered by the Company;

               (v) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

               (vi) no consent, approval, authorization, filing with or order of any United States federal or Colorado court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any United States jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in this Underwriting Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

               (vii) neither the issue and sale of the Shares, nor the consummation of any other of the transactions herein contemplated in the manner herein contemplated nor the fulfillment of the terms hereof by the Company will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement, or instrument filed as an exhibit to the Registration Statement or the Company's registration statement on Form S-4 (File No. 333-82305) to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (ii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any United States Federal or State of Colorado court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties;

               (viii) to such counsel's knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

               (ix) the statements as to the Company under the heading "Description of Capital Stock--Description of Equity Registration and Other Rights" and "-- Private

     Equity Investors' Registration Rights", are correct in all material respects and accurately describe the matters summarized therein; and

               (x) under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 14 of this Underwriting Agreement, validly and irrevocably submitted to the personal jurisdiction of any New York Court with the requisite subject matter jurisdiction in any action arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly appointed the Authorized Agent (as defined in Section 14 of this Underwriting Agreement) as its authorized agent for the purpose described in Section 14 hereof; and service of process effected on such agent in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction over the Company.

               (xi) the statements in the Prospectuses under the caption "Taxation -- U.S. Federal Income Tax" fairly and accurately describe the material tax laws and regulations referred to therein.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the Underwriters and representatives of counsel to the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to matters referred to in paragraph
     (ix) and (xi) above), on the basis of the foregoing, no facts have come to its attention that would lead such counsel to believe that the Registration Statement, as of its date or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and need not express any comment with respect to the financial statements and the notes thereto and the other financial data included in the Registration Statement and Prospectus);

          In rendering such opinion, such counsel may rely (A) as to matters of fact on the representations of the Company contained in Section 1 hereof and, to the extent they deem proper, on certificates of responsible officers of the Company and public officials (B) as to matters involving the application of laws of the Netherlands, upon the opinion of Stibbe Simont Monahan Duhot, and (C) as to paragraph (v) upon the opinion of Swidler Berlin Shereff Friedman LLP; provided, however, that all such certificates, statements and opinions shall be satisfactory to the Representatives in all material respects and attached to such counsel's opinion. References to the Prospectuses in this paragraph
    (i) include any supplements thereto at the Closing Date.

         (j) The Representatives shall have received from De Brauw Blackstone Westbroek P.C., special counsel for the Underwriters, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, with respect to the validity and non-assessability of the Shares and the accuracy of the description of the Company's share capital as set out under the heading "Description of Capital Stock" in the Preliminary Prospectuses and the Prospectuses and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on matters.

         (k) The Representatives shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (l) The Company shall have furnished to the Representatives a certificate of the Company, signed by the chairman of the board of management or the president and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and this Underwriting Agreement and that:

              (i) the representations and warranties of the Company in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

              (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the business, condition (financial or otherwise), assets, earnings, results of operations, business affairs, business prospects or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

         (m) The Company shall have requested and caused Arthur Andersen LLP to have furnished to the Representatives at the Execution Time and at the Closing Date a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the counsel for the Underwriters.

         (n) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Time on the terms and in the manner contemplated in the Prospectus.

         (o) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

         (p) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each shareholder of the Company listed in Schedule II hereto.

         (q) The Shares shall have been listed and admitted and authorized for trading on the Premier Marche of the ParisBourse and included for quotation on The Nasdaq National Market, Inc., and satisfactory evidence of all such actions shall have been provided to the Representatives.

         (r) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The documents required to be delivered by this Section 6 will be delivered at the offices of Cahill Gordon & Reindel, counsel for the Underwriters at 80 Pine Street, New York, New York 10005, on the Closing Date.

         7. Commissions, Costs and Expenses. In consideration of the agreement by the Underwriters to subscribe for the Underwritten Shares and the Option Shares (subject to the option for the Option Shares referred to in the preamble above being duly exercised in accordance with Section 3 of this Underwriting Agreement), the Company shall pay to the Underwriters on the Closing Date, or on the date on which such Option Shares are purchased, as the case may be, a combined management and underwriting commission of % per cent of the principal amount of the Underwritten Shares or the Option Shares, as the case may be.

         8.   Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act, the Exchange Act or the French Company Law of July 24, 1966, as amended and implemented by local regulations (the "French Company Laws") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement originally filed or in any amendment thereof, or in the U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.

          Mutatis mutandis, the Company, subject to the provisions of this
Section 8(a), agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of the Act, the Exchange Act or the French Company Laws against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them become subject under the French Securities Laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the French Preliminary Prospectus or in the French Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, further that the Company agrees to indemnify and hold harmless each Underwriter ,Salomon Smith Barney SA or Goldman Sachs Paris Inc. et Cie, their respective directors, officers, employees and agents and each person who controls any Underwriter or Salomon Smith Barney SA or Goldman Sachs Paris Inc. et Cie within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the French Securities Laws or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the performance by Salomon Smith Barney SA or Goldman Sachs Paris Inc. et Cie of their role as Banques Introductrices for the Company with the COB.

          This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Company agrees to indemnify and hold harmless each of Salomon Brothers International Limited and Goldman, Sachs International and each person, if any, who controls Salomon Brothers International Limited or Goldman Sachs International, respectively, within the meaning of the Act or the Exchange Act (the "Salomon Smith Barney Entities" and the "Goldman Sachs Entities," respectively) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim)
                                      -36-
related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Salomon Smith Barney Entity or Goldman Sachs Entity.

          (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity in paragraph
(a). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (d)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, the actual or potential defendants in, or targets of any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Salomon Brothers International Limited. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

          (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act, the Exchange Act or the French Company Laws and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act, the Exchange Act or the French Company Laws, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters under this Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default under this Underwriting Agreement.

          10. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time (i) trading in the Company's Ordinary Shares shall have been suspended by the Commission, the Commission des Operations de Bourse or the Nasdaq National Market, Inc., trading in the Company's Ordinary Shares shall have been suspended by the ParisBourse, trading in securities generally on the New York Stock Exchange, The Nasdaq National Market, Inc. or the ParisBourse shall have been suspended or limited or minimum prices shall have been established on the ParisBourse or The Nasdaq National Market, Inc., (ii) a general moratorium on commercial banking activities in New York, London or Paris shall have been declared by the relevant authorities; (iii) there shall have occurred any outbreak or escalation of hostilities involving the United States, the U.K. or France, declaration by the United States, the U.K. or France of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the prospectus as contemplated by the U.S. Prospectus (exclusive of any supplement thereto); (iv) there occurs an adverse change or development involving a prospective change in U.S. or Dutch taxation affecting the Company, the Shares or the transfer thereof or the imposition of exchange controls by the United States or The Netherlands; (v) there occurs any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in the view of the Representatives be likely to prejudice materially the success of the offering and distribution of the Shares or dealings in the Shares in the secondary market, or (vi) any material adverse change occurs in the existing financial, political or economic conditions in the United States, the United Kingdom and France or elsewhere which, in the judgment of the Representatives would materially and adversely affect the financial markets or the market for the shares and other equity securities;

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 1A, 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

          12. Notices. All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed c/o Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to such General Counsel at Salomon Brothers International Limited, Victoria Plaza, 111 Buckingham Palace Road, London SW1W OSB, England, Attention: General Counsel and c/o Goldman Sachs International Equity Capital Markets (fax no.: 44.171.774-
1000) and confirmed at Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England, Attention: Equity Capital Markets; or, if sent to the Company, will be mailed or delivered to General Counsel and confirmed to it at Kruisweg 609, 2132 NA Hoofddorp, The Netherlands, Attention:
Legal Department.

          13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation under this Underwriting Agreement.

          14. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court; and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed CT Corporation System, in care of CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter, in any other court of competent jurisdiction. The provisions of this Section 15 shall survive any termination of the Underwriting Agreement, in whole or in part.

          15. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          16. Currency. Each reference in this Underwriting Agreement to U.S. dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. If, alternatively, the amount in the relevant currency that may be so purchased for any reason exceeds the amount originally due, the party entitled to receive such original amount will return such excess amounts, in the relevant currency, to the Company. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

          17. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.

          18. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

          19. Headings. The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.

          20. Definitions. The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated.

          "Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York, Paris, France or London, England are authorized or obligated by law, executive order or regulation to close.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

          "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

          "International Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the Shares outside of the United States and France.

          "International Prospectus" shall mean such form of prospectus with respect to the offering of the Shares outside of the United States and France.

          "New York Courts" shall mean the state or federal courts located in the Borough of Manhattan, The City of New York, New York.

          "Preliminary Prospectuses" and the "Preliminary Prospectus" shall mean the U.S. Preliminary Prospectus and the International Preliminary Prospectus.

          "Prospectuses" and the "Prospectus" shall mean the U.S. Prospectus and the International Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

          "Subsidiary" shall mean each of CompleTel ECC B.V., CompleTel S.A.S., CompleTel Services S.A.S., CompleTel GmbH, CompleTel UK Limited, iPcenta Limited and Acces et Solutions Internet S.A.R.L.

          "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person.

          "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          "U.S. Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the Shares referred to in paragraph 1(a) above and any preliminary prospectus with respect to the offering of the Shares, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "U.S. Prospectus" shall mean the prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date.

          "Underwriting Agreement" shall mean this agreement relating to the sale of the Shares by the Company to the Underwriters.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                         Very truly yours,

                                         CompleTel Europe N.V.

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers International Limited

By:
   -----------------------------------
   Name:
   Title:

Goldman Sachs International

By:
   -----------------------------------
   Name:
   Title:

For themselves and the other several U.S.
Representatives and Underwriters.

                                    Annex A


                             List of Subsidiaries

                                  SCHEDULE I

U.S. Underwriter                                 Number of Underwritten Shares
----------------                                 -----------------------------

Salomon Brothers International Limited.......
Goldman, Sachs International.................
Paribas......................................
Merrill Lynch International..................

                                  SCHEDULE II


              LIST OF SIGNATORIES TO LETTER ATTACHED AS EXHIBIT A

                                                                       EXHIBIT A

                             CompleTel Europe N.V.

                      Public Offering of Ordinary Shares


                                          , 2000

Salomon Smith Barney Inc.
Salomon Brothers International Limited
Goldman, Sachs & Co.
Goldman Sachs International
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated
Merrill Lynch International
Paribas Corporation
Paribas

As Representatives of the several Underwriters
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013
U.S.A.

Ladies and Gentlemen:

    This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between CompleTel Europe N.V., a public limited company (naamloze vennootschap, or N.V.) incorporated under Dutch law (the "Company"), and you as representatives of the group of Underwriters named therein, relating to an underwritten public offering of ordinary shares (the "Ordinary Shares"), of the Company.

    In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior consent of Salomon Brothers International Limited or Goldman Sachs International, offer, sell, contract to sell, pledge or otherwise dispose of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or announce the offering, of any Ordinary Shares or any securities convertible into, or exercisable or exchangeable for, Ordinary Shares, for a period of 180 days following the date of the Underwriting Agreement, other than

Directed Shares/a/ (as defined in the Underwriting Agreements), or Ordinary Shares disposed of as bona fide gifts approved by Salomon Brothers International Limited and Goldman Sachs International.

    If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                              Yours very truly,

                              Signature of officer, director, employee
                                or shareholder

                              Name and address of officer, director,
                                employee or shareholder



______________
/a/ Directed Shares are Ordinary Shares from the offering that are expected to be subject to priority allocation to the Company's employees, officers and directors.


                                      -2-